UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2017 (April 4, 2017)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Tracy Dolgin and Mr. Alexander W. Smith as Directors

On April 4, 2017, the Board of Directors of Vitamin Shoppe, Inc. (the “Company”) voted to expand the size of the Board to twelve directors and appointed Mr. Tracy Dolgin and Mr. Alexander W. Smith as directors effective as of April 4, 2017, and also nominated Mr. Dolgin and Mr. Smith to stand for election as part of the Company’s slate of director nominees at the Company’s 2017 annual meeting of stockholders, which is scheduled for June 7, 2017 (the “2017 Annual Meeting”), in each case pursuant to the previously announced Agreement, dated as of February 21, 2017, among the Company and Carlson Capital, L.P. and certain of its affiliates.

Mr. Dolgin and Mr. Smith will be compensated for their Board service in accordance with the director compensation plan and stock ownership guidelines previously approved by the Board for non-employee directors.

There are no related party transactions between the Company and Mr. Dolgin or Mr. Smith that would require disclosure under Item 404(a) of Regulation S-K.

Based on the director independence listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, the Nomination and Governance Committee and the Board affirmatively determined that Mr. Dolgin and Mr. Smith are independent.

Ms. Catherine E. Buggeln and Mr. Richard L. Markee will not stand for re-election in the 2017 Annual Meeting

On April 4, 2017, Mr. Richard L. Markee, a member of the Company’s board of directors since September 2007, notified the Company that he will not stand for re-election when his term expires at the 2017 Annual Meeting. Mr. Markee’s decision not to stand for re-election is not due to any disagreement with the Company on any of the Company’s operations, policies or practices.

On April 4, 2017, Ms. Catherine Buggeln, a member of the Company’s board of directors since November 2009, notified the Company that she will not stand for re-election when her term expires at the Company’s 2017 Annual Meeting. Ms. Buggeln’s decision not to stand for re-election is not due to any disagreement with the Company on any of the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On April 6, 2017, the Company issued a press release announcing the expansion of the size of the Board to twelve directors, the appointment of Mr. Dolgin and Mr. Smith as a director, and the nomination of Mr. Dolgin and Mr. Smith to stand for election as part of the Company’s slate of director nominees at the 2017 Annual Meeting. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated April 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: April 6, 2017	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated April 6, 2017.